UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2004

NEIGHBORCARE, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-33217	06-1132947
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 East Pratt Street, 3rd Floor, Baltimore, Maryland 21202

(Address of principal executive offices/Zip Code)

Registrant’s telephone number, including area code:  410-528-7300

Not Applicable

(Former name or former address, if changed since last report)

Item 5.           Other Events and Regulation FD Disclosure

On June 15, 2004, the Board of Directors (the “Board”) of NeighborCare, Inc. (the “Company”) adopted the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”).  The Amended and Restated Bylaws reflect amendments adopted February 11, 2004 to make the Bylaws consistent with the Board’s then-proposed Audit and Compliance, Compensation and Nominating and Corporate Governance Committee charters to be adopted in accordance with The Nasdaq Stock Market, Inc. Marketplace Rules as well as amendments adopted June 15, 2004 to (i) achieve greater consistency with the Committee charters; (ii) reflect the Company’s appointment of an independent lead director; and (iii) reflect the Company’s current separation of the offices of President and Chief Operating Officer.

The amendments set forth in the Amended and Restated Bylaws include, among other things, (i) reference to the role and responsibilities of the Company’s lead independent director; (ii) a mandatory retirement age of 70 for all directors; (iii) reference to the Company’s Nominating and Corporate Governance Committee and the requirement that each of the Nominating and Corporate Governance, Audit and Compliance and Compensation Committees be comprised exclusively of independent directors under The Nasdaq Stock Market, Inc. Marketplace Rules; (iv) removal of a provision which previously entitled a director of the Company to receive compensation for service to the Company in other non-director capacities; and (v) reference to the separate offices of Chairman, Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer and the notation that offices of the Company may be held by the same person.The Company’s Amended and Restated Bylaws are attached to this Current Report on Form 8-K as Exhibit 99.1.

On May 7, 2004, the Company entered into a Separation Agreement with Richard W. Sunderland, Jr., the Company’s Senior Vice President and Chief Financial Officer.  A copy of the Separation Agreement is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 7.           Financial Statements and Exhibits

(a)                                  Financial statements of business acquired.

Not applicable.

(b)                                 Pro-forma financial information.

Not applicable.

(c)                                  Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit	Description

99.1	Amended and Restated Bylaws of NeighborCare, Inc.
99.2	Separation Agreement, dated May 7, 2004, by and between NeighborCare, Inc. and Richard W. Sunderland, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2004	NEIGHBORCARE, INC.

	By:	/s/ John F. Gaither, Jr.
John F. Gather, Jr.
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

99.1	Amended and Restated Bylaws of NeighborCare, Inc.
99.2	Separation Agreement, dated May 7, 2004, by and between NeighborCare, Inc. and Richard W. Sunderland, Jr.